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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VALUECLICK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ValueClick, Inc.
30699 Russell Ranch Road, Suite 250
Westlake Village, CA 91362
(818) 575-4500

March 25, 2011

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of ValueClick, Inc., a Delaware corporation (the "Company" or "ValueClick" or, in the first person, "we", "us" and "our"), to be held on Friday May 6, 2011, at 9:00 a.m., Pacific Time, at the Company's corporate offices located at 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362.

         The Annual Meeting has been called for the purposes of (i) considering and voting upon the election of the six nominees named in the Proxy Statement to the Board of Directors of ValueClick to serve until the next annual meeting of ValueClick stockholders and until their successors have been elected and qualified; (ii) considering and voting upon the approval of the amended and restated 2002 Stock Incentive Plan, which among other things, would increase the number of shares reserved for issuance by approximately 3,800,000 shares to 11,000,000 shares, plus any outstanding stock awards that, on or after the effective date of this proposal, are canceled; (iii) holding an advisory (non-binding) vote on executive compensation (a "say-on-pay" vote); (iv) holding an advisory (non-binding) vote on the frequency of future say-on-pay votes; and, (v) transacting such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), we now furnish to our stockholders proxy materials, including our Annual Report to Stockholders, on the Internet. Accordingly, on or about March 25, 2011, our stockholders will receive a notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K and how to vote online. If you received a notice, you will not receive a paper copy of the Annual Meeting materials, including the notice of Annual Meeting, Proxy Statement, and proxy card, unless you request one. The notice also included instructions on how to request a paper or e-mail copy of the Annual Meeting materials. Stockholders who requested paper copies of the Annual Meeting materials did not receive a notice and will receive the Annual Meeting materials in the format requested.

         The Board of Directors of the Company has fixed the close of business on March 8, 2011 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors of the Company recommends that you vote:

  •
  "FOR" the election of the six nominees named in the Proxy Statement as Directors of the Company;

  •
  "FOR" approval of the amended and restated 2002 Stock Incentive Plan;

  •
  "FOR" approval, on an advisory basis, of the Company's executive compensation; and

  •
  "FOR EVERY THREE YEARS" for future advisory votes on the Company's executive compensation.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY TODAY. YOU CAN VOTE BY INTERNET, BY TELEPHONE OR BY MAIL USING THE INSTRUCTIONS INCLUDED ON THE NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

Sincerely,

James R. Zarley Chief Executive Officer

NOTICE: Brokers are not permitted to vote without instructions from the beneficial owner on any of the proposals included in the Proxy Statement, as discussed in more detail in the Proxy Statement. Therefore, if your shares are held through a brokerage firm, bank or other nominee, they will not be voted on a particular proposal unless you affirmatively vote your shares in one of the ways described in the Proxy Statement.

ValueClick, Inc.
30699 Russell Ranch Road, Suite 250
Westlake Village, CA 91362
(818) 575-4500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Friday, May 6, 2011

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of ValueClick, Inc. (the "Company" or "ValueClick" or, in the first person, "we", "us" and "our") will be held on Friday, May 6, 2011, at 9:00 a.m., Pacific Time, at the Company's corporate offices located at 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362. The Annual Meeting is being called for the purposes of:

  1.
  Considering and voting upon the election of the six nominees named in this Proxy Statement to the Board of Directors of ValueClick to serve until the next annual meeting of ValueClick stockholders and until their successors have been elected and qualified;

  2.
  Considering and voting upon the approval of the amended and restated 2002 Stock Incentive plan, which, among other things, would increase the number of shares reserved for issuance by approximately 3,800,000 shares to 11,000,000 shares, plus any outstanding stock awards that, on or after the effective date of this proposal, are canceled;

  3.
  Holding an advisory (non-binding) vote on the Company's executive compensation (a "say-on-pay" vote);

  4.
  Holding an advisory (non-binding) vote on the frequency of holding future say-on-pay votes; and

  5.
  Transacting such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 8, 2011 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock, par value $.001 per share, at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

        In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

        Directions to the Annual Meeting can be obtained by contacting the Company at (818) 575-4500.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR PROXY TODAY. YOU CAN VOTE BY INTERNET, BY TELEPHONE OR BY MAIL USING THE INSTRUCTIONS INCLUDED ON THE NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

By Order of the Board of Directors

Scott P. Barlow Secretary

Westlake Village, California
March 25, 2011

ValueClick, Inc.
30699 Russell Ranch Road, Suite 250
Westlake Village, CA 91362

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of ValueClick, Inc. (the "Company" or "ValueClick" or, in the first person, "we" "us" and "our") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Friday, May 6, 2011 at 9:00 a.m., Pacific Time, and any adjournments or postponements thereof. The Annual Meeting will be held at the Company's corporate offices located at 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362.

        At the Annual Meeting, the stockholders of the Company will be asked to:

  1.
  Consider and vote upon the election of the six nominees named in this Proxy Statement to the Board of Directors of ValueClick to serve until the next annual meeting of ValueClick stockholders and until their successors have been elected and qualified;

  2.
  Consider and vote upon the approval of the amended and restated 2002 Stock Incentive Plan, which, among other things, would increase the number of shares reserved for issuance by approximately 3,800,000 shares to 11,000,000 shares, plus any outstanding stock awards that, on or after the effective date of this proposal, are canceled;

  3.
  Hold an advisory (non-binding) vote on the Company's executive compensation (a "say-on-pay" vote);

  4.
  Hold an advisory (non-binding) vote on the frequency of holding future say-on-pay votes; and

  5.
  Transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        This proxy statement and the related proxy form are being distributed on or about March 25, 2011 in connection with the solicitation of proxies for the Annual Meeting. The Board has fixed the close of business on March 8, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of the Company's common stock, par value $.001 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 80,791,875 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and 519 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

        The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted as present for purposes of determining the presence of a quorum, while "broker non-votes" (i.e., shares held by brokers or other nominees that they do not vote because they have not received voting instructions from the beneficial owners and do not have discretionary voting power) are not counted as present for the purpose of determining the presence of a quorum.

        With respect to the election of directors, ValueClick has adopted a majority voting standard in uncontested director elections. Under this voting standard, directors are elected at each annual meeting by a majority of votes cast, meaning that the number of votes "for" a director must exceed the number of votes "against" that director. In the event that a nominee who is currently serving as a director is not elected at the Annual Meeting, the Board shall give consideration to the director's resignation following a recommendation by the Nominating Committee. In contested director elections where the number of nominees exceeds the number of directors to be elected as of a date that is five business days in advance of the date the Company files its definitive proxy statement with the SEC, plurality voting will apply. Election by a plurality of the votes cast means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        Approval of the amended and restated 2002 Stock Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote "Against" the proposal. Broker non-votes will have no effect on this proposal.

        Approval of the advisory resolution on the Company's executive compensation requires the approval of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote "Against" the proposal. Broker non-votes will have no effect on the outcome of the vote. For purposes of the proposal regarding the frequency of the non-binding vote on the Company's executive compensation, the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote. However, because each of these is an advisory vote, the result will not be binding on the Company or the Board of Directors. The Board of Directors will consider the outcome of the vote when determining how often the Company should submit to stockholders an advisory vote to approve the compensation of its named executive officers included in the Company's proxy statement.

        Other matters require the approval of at least a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting.

        Stockholders of record of the Company are requested to vote by Internet, by telephone or by mail using the instructions included on the notice regarding the Internet availability of proxy materials or proxy card. If you are a beneficial owner (that is, your shares are held in the name of a bank, brokerage house or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions offer Internet and telephone voting.

        Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted in accordance with the recommendations of the Company's Board of Directors as described above. It is not anticipated that any other matters will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        Stockholders of record may revoke any properly completed proxy at any time before it is voted on any matter by giving written notice of such revocation to the Secretary of the Company, by signing and duly delivering a proxy bearing a later date via the mail, telephone or internet, or by attending the Annual Meeting and voting in person. If you are a beneficial owner, you may revoke any prior voting instructions by contacting the bank, brokerage house or other holder of record that is the holder of record of your shares. Attendance at the Annual Meeting, by itself, will not revoke a proxy.

        Except where otherwise incorporated by reference, the Annual Report and Annual Report on Form 10-K are not a part of the proxy solicitation material. Stockholders may obtain printed copies of the Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, without charge by mailing a request to ValueClick, Inc., Attention: Investor Relations, 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362.

 CORPORATE GOVERNANCE

Independence of Directors

        We follow the standards of independence set forth in the Marketplace Rules of NASDAQ. Under these standards of independence, an independent director is one who is not an officer or employee of the Company or any other individual who has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who otherwise:

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  is not, and has not within the past three years been, employed by the Company;

  •
  has not accepted, and whose immediate family member has not accepted, any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the past three years preceding our determination of their independence, other than the following:

  (i)
  compensation for service on the Board or any committee of the Board;

  (ii)
  payments arising solely from investment in our securities that are non-compensatory in nature;

  (iii)
  compensation paid to a member of the director's immediate family who is a non-executive employee of the Company; or

  (iv)
  benefits under a tax-qualified retirement plan, or non-discretionary compensation.

  •
  is not an immediate family member of an individual who is, or at any time during the past three years was, an executive officer of the Company;

  •
  is not, and whose immediate family member is not, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in 2010 or in any of the two prior fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investment in our securities or payments made under non-discretionary charitable contribution matching programs;

  •
  is not, and whose immediate family member is not, an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of such entity; and

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  is not, and whose immediate family member is not, a current partner of our independent registered public accounting firm, or was a partner or employee of our independent registered public accounting firm who worked on our audit at any time during the past three years.

        The Board has affirmatively determined that David Buzby, Martin Hart, James Peters, and Jeffrey Rayport are "independent directors" under the criteria for independence set forth in the listing standards of NASDAQ and that accordingly a majority of the Company's Board is independent. James R. Zarley, Chief Executive Officer is not an independent director due to his role as an executive officer of the Company, and Tom A. Vadnais was not an independent director during his service as a director of the Company due to his role as an executive officer of the Company during such time. Mr. James A. Crouthamel, Director, is not an independent director due to advertising costs totaling $746,000 that we paid in 2009 to Acquisis LLC, of which Mr. Crouthamel was the managing director and greater than 5% owner up until November 2009. There were no direct or indirect relationships between the Company and Messrs. Buzby, Hart, Peters and Rayport other than their roles as Directors.

        All members of the Audit Committee, Compensation Committee and Nominating Committee of the Board are independent directors. In accordance with NASDAQ listing standards, all of the members of the Audit Committee also meet additional, heightened independence criteria applicable to audit committee members, which provide that they must not accept, directly or indirectly, any fees from the Company other than directors' fees and must not be affiliated persons of the Company (other than by virtue of their directorship).

The Board's Role in Risk Oversight

        It is management's responsibility to manage risk and bring to the Board's attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. In this regard, the Board reviews and approves the Company's annual budget and meets at least quarterly to review our business developments, initiatives and financial results and regularly considers risk in connection with these reviews. The Board implements its risk oversight function both as a whole and through delegation to various committees. The Audit Committee regularly reviews financial and accounting risks, legal and compliance risks, treasury risks (insurance, investments, foreign exchange, etc.), and information technology security risks and has responsibility for overseeing other risk management functions. The Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The full Board considers strategic risks and opportunities and is updated regularly by the Audit Committee and Compensation Committee regarding risk oversight in their areas of responsibility.

Board Leadership Structure

        We currently separate the functions of the Chairman of the Board and the Chief Executive Officer. The Chairman of the Board is Mr. Hart, who has responsibility for overseeing Board-related matters. Mr. Zarley, the Company's Chief Executive Officer, oversees the day-to-day operations of the Company. The Board believes that having different individuals serve as Chairman and Chief Executive Officer is the most appropriate leadership structure for the Board at this time because it is valuable to have strong independent leadership to assist the Board in fulfilling its role of overseeing the management of ValueClick and its risk management practices, separate from the CEO. However, ValueClick does not have a policy against having the roles of the Chairman of the Board filled by the same person. This provides the Board with the flexibility to determine whether the two roles should be combined in the future based on ValueClick's needs and the Board's assessment of ValueClick's leadership from time to time. In February 2011, the Board eliminated the position of "Lead Outside Director" previously held by Dr. Rayport as it was determined that the duties and responsibilities of this position were adequately addressed by the Chairman of the Board. However, ValueClick anticipates that it would reestablish the position of "Lead Outside Director" if the Chairman and CEO positions were combined.

Meetings of Independent Directors

        The Board has determined that our independent directors will meet a minimum of two times per year in executive session to discuss any issues that might more properly be raised outside of the presence of management.

Code of Ethics and Business Conduct/Reporting of Concerns

        We have adopted a Code of Ethics and Business Conduct (the "Code") for our principal executive, financial and accounting, and other officers, and our directors, employees, agents, and consultants. The Code is publicly available on our website at www.valueclick.com in the "Investors" section under "Corporate Governance". Among other things, the Code addresses such issues as conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, compliance with applicable laws, and reporting of illegal or unethical behavior.

        Within the Code, ValueClick has established an accounting ethics complaint procedure for all of its employees, directors, agents, and consultants of the Company. The complaint procedure is for any of these persons who may have concerns regarding accounting, internal accounting controls and auditing matters. The Company treats all complaints confidentially and with the utmost professionalism. If an employee desires, he or she may submit any concerns or complaints on an anonymous basis by calling a toll free hotline, and his or her concerns or complaints will be addressed in the same manner as any other complaints. The Company does not, and will not, condone any retaliation of any kind against an employee who comes forward with an ethical concern or complaint.

        The Board also has established a process through which interested parties may communicate directly with Mr. Peters, the Audit Committee Chairman, or with the Company's outside compliance attorney, Stewart McDowell at Gibson, Dunn & Crutcher LLP, regarding any ethical concerns or complaints. Confidential communications may be sent directly to Mr. Peters, c/o the Secretary of the Company, at the Company's corporate offices, 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362, or to Ms. McDowell at Gibson, Dunn & Crutcher LLP, 555 Mission Street, Suite 3000, San Francisco, CA 94105.

Communications with the Board of Directors

        The Board has established a process for stockholders and other interested parties to communicate with the Board. Anyone wishing to communicate with the Board should send their communication to the Company's corporate offices, c/o the Secretary of the Company, at 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362. Communications intended for a specific director or to a committee of the Board, should be addressed to their attention, c/o the Secretary of the Company, at this same address. The Secretary shall forward all such communications to the appropriate director or directors for consideration.

Nomination of Directors/Director Presence at Annual Meetings

General Criteria

        The Nominating Committee views the breadth of the experience of the full Board as an important aspect of the director nominations process. Nominees for director are evaluated and approved by the Nominating Committee and recommended to the Board for consideration and approval.

        The Company does not maintain a formal policy on board diversity and does not believe it is in the best interests of the Company to establish rigid criteria for the selection of director nominees. While diversity and having a variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. Rather, the Nominating Committee recognizes that the challenges and needs of the Company will vary over time and, accordingly, believes that the selection of director nominees by the Nominating Committee should be based on skill sets most pertinent to the needs and issues facing or likely to face the Company at the time of nomination. At the same time, the Nominating Committee believes that the Company will benefit from a diversity of background and experience on the Board and, therefore, the Nominating Committee will consider and seek nominees who, in addition to general management experience and business knowledge, possess, among other attributes, an expertise in one or more of the following areas: finance, technology, international business, investment banking, business law, corporate governance, risk assessment, and investor relations. In addition, there are certain general attributes that the Nominating Committee believes all director candidates must possess, including:

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  A commitment to ethics and integrity;

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  A commitment to personal and organizational accountability;

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  A history of achievement that reflects superior standards for themselves and others; and

  •
  A willingness to express alternative points of view while, at the same time, being respectful of the opinions of others and working collaboratively as a team player.

        The Nominating Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. This evaluation of the Board's composition enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company's needs evolve and change over time and to assess the effectiveness of efforts at pursuing diversity.

Stockholder Recommendations for Director Candidates

        The Nominating Committee will consider nominees for directors recommended by stockholders. To recommend a candidate for the 2012 Annual Meeting of Stockholders, a stockholder must deliver the recommendation to the Secretary of the Company, at the Company's corporate offices, not later than the close of business on February 3, 2012. Each recommendation should include information as to the qualifications of the candidate and should be accompanied by a written statement (presented to the Secretary of the Company) from the suggested candidate to the effect that the candidate is willing to serve.

Selection and Evaluation of Director Candidates

        In addition to considering director candidates recommended by stockholders, the Nominating Committee may consider candidates recommended by current directors, officers and employees of the Company and, from time to time, may utilize the services of a search firm to identify and approach potential candidates. In evaluating candidates for director, the Nominating Committee assesses the skills, experience and qualifications of the individual against the general criteria set forth above, including the particular needs of and issues facing or likely to face the Company at the time of nomination. In addition, with regard to the evaluation of current directors for renomination, the Nominating Committee takes into consideration each individual's past performance as a director of the Company. The Nominating Committee intends to evaluate any stockholder-recommended candidates in the same manner as candidates recommended from all other sources.

Director Attendance at Annual Meetings

        Members of the Board are encouraged, but not required, to attend the annual meeting of stockholders. One director attended the 2010 Annual Meeting.

Executive Officers and Directors

        Set forth below is information concerning ValueClick's executive officers and directors as of March 25, 2011:

Name	Age	Position(s)
James R. Zarley	66	Chief Executive Officer and Director
John Pitstick	37	Chief Financial Officer
Carl White	46	Chief Executive Officer (Europe)
Peter Wolfert	47	Chief Technology Officer
Scott P. Barlow	42	Vice President, General Counsel and Secretary
Martin T. Hart(2)(3)	75	Chairman of the Board
David S. Buzby(1)(2)(3)	51	Director
James A. Crouthamel	46	Director
James R. Peters(1)	64	Director
Jeffrey F. Rayport(1)(3)	51	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating Committee.

        JAMES R. ZARLEY is the Chief Executive Officer of ValueClick. From his arrival in 1999 until May 2007, Mr. Zarley served as Chairman and Chief Executive Officer of ValueClick and shaped the Company into a global leader in online marketing solutions. During the period from May 2007 through May 2010, Mr. Zarley served as executive Chairman of the Company. From May 2010 to the present, Mr. Zarley has served as the Company's Chief Executive Officer. Prior to joining ValueClick, from April 1987 to December 1996, Mr. Zarley was Chief Executive Officer of Quantech Investments, an information services company. From December 1996 to May 1998, Mr. Zarley was the Chairman and Chief Executive Officer of Best Internet until its merger with Hiway Technologies, a Web hosting company, in May 1998. From May 1998 to January 1999, Mr. Zarley was the Chief Operating Officer of Hiway Technologies until its merger with Internet service provider, Verio, Inc. Mr. Zarley currently serves as a director of Texas Roadhouse, Inc., a restaurant chain.

        Mr. Zarley has been a member of the Board of the Company for over ten years and is qualified to be a director of ValueClick due to, among other factors, his industry experience, extensive knowledge of the day-to-day operations of our business, general management experience in operational and leadership roles in various organizations, and his experience as a director on the boards of publicly-traded companies.

        JOHN PITSTICK is the Chief Financial Officer of ValueClick. Mr. Pitstick joined ValueClick in March 2005 and served as the Company's Executive Vice President of Finance prior to his promotion to Chief Financial Officer in September 2007. Prior to joining ValueClick, Mr. Pitstick was a senior manager in the audit practice of Ernst & Young, where he served both public and private companies in the high technology industry for nearly ten years. Mr. Pitstick is a Certified Public Accountant with a bachelor's degree in accounting from the University of San Francisco.

        CARL WHITE is ValueClick's Chief Executive Officer (Europe). Mr. White joined ValueClick in October 2001 as the General Manager of ValueClick's European operations. He assumed the role of Chief Operating Officer (Europe) in June 2005 and assumed the role of Chief Executive Officer (Europe) in August 2006. Prior to joining ValueClick, Mr. White served as the Chief Operating Officer of 24/7 Europe and was responsible for media and technology businesses in thirteen countries. Prior to that, Mr. White worked as a publisher for BBC Worldwide (the commercial arm of the British

Broadcasting Corporation) managing commercial and editorial teams across a number of magazine titles and multimedia projects. Mr. White also has senior sales management experience from Gruner and Jahr, Media Week and Centaur Communications. Mr. White holds a B.S.c. from Bristol University, England.

        PETER WOLFERT joined ValueClick as the Chief Technology Officer in June 2000. Previously, Mr. Wolfert was the Senior Vice President and Director of Information Technology for Mellon Capital Management, an investment management firm in San Francisco, from October 1998 until June 2000. Prior to that, he served as Senior Vice President of Information Technology at AIM Funds in San Francisco from October 1995 to October 1998. From January 1992 until October 1995, Mr. Wolfert was Senior Vice President of Information Technology at Trust Company of the West. Mr. Wolfert graduated with a B.S. from the University of California at Davis, and an M.B.A., with emphasis in Management Information Systems, from the University of California at Irvine.

        SCOTT P. BARLOW joined ValueClick as the Vice President and General Counsel in October 2001 and has also served as the Secretary since February 2002. Prior to joining ValueClick, Mr. Barlow served as the General Counsel and Secretary for Mediaplex, Inc., a provider of technology-based marketing products and services, from December 2000 to October 2001. From October 1999 to December 2000, Mr. Barlow served as Mediaplex, Inc.'s Assistant General Counsel. Prior to his employment with Mediaplex, Inc., Mr. Barlow was a senior associate with Raifman & Edwards LLP, a San Francisco-based corporate law firm, from 1995 to 1999. Mr. Barlow graduated with a B.S. from the University of Florida and a J.D. from the University of Akron School of Law.

        DAVID S. BUZBY has been a director of ValueClick since May 1999. Mr. Buzby is a San Francisco-based investor and operator of entrepreneurial companies with experience in the internet and environmental industries. Mr. Buzby has been an investor and director of several private companies, including currently: Powergetics, Inc., a power storage company, since April 2010, SunRun, Inc., a residential solar service company, since September 2008, and GroSolar, Inc., a solar integrator, since December 2007. Previously, Mr. Buzby was an investor and a Board member of Eco2 Plastics, Inc., a plastic recycling company, from May 2007 to July 2010, an investor and Chairman of the Board of SunEdison, LLC, a solar integrator, from January 2005 to November 2008, and a Board member of Xunlight Corporation, a solar photovoltaic manufacturer, from August 2007 to November 2009. Mr. Buzby founded Reid Industries, a wholesale company, in April 2003 and serves as the company's CEO. Mr. Buzby graduated with a B.A. from Middlebury College and an M.B.A. from Harvard Business School.

        In addition to the substantial knowledge of our company and industry that Mr. Buzby has gained during his over ten years of service on our Board, Mr. Buzby is qualified to be a director of ValueClick due to, among other factors, his over fifteen years of experience managing companies in various operational and finance roles, his involvement as both an investor and executive in companies operating in high-growth industries such as the internet and clean energy, and his experience as a director on the boards of publicly-traded and privately-held companies.

        JAMES A. CROUTHAMEL has been a director of ValueClick since July 2007. Mr. Crouthamel is the Principal of Old Town Capital, LLC where he has been an operating investor in early-stage interactive marketing service and technology companies since March 2005. Mr. Crouthamel founded Performics, Inc. in 1998 and served as the company's Chief Executive Officer from inception through its acquisition by DoubleClick, Inc. in June 2004. From June 2004 to March 2005, Mr. Crouthamel served as the Senior Vice President and General Manager at DoubleClick, Inc., where he oversaw the operations of Performics. Mr. Crouthamel earned a Master of Business Administration degree from Northwestern University's J.L. Kellogg Graduate School of Management, a Master of Engineering Management from Northwestern University's McCormick School of Engineering and completed his

Bachelor of Science in Mechanical Engineering at Drexel University. Mr. Crouthamel currently serves on the board of directors of privately-held AdGooroo LLC, an online marketing company.

        Mr. Crouthamel is qualified to be a director of ValueClick primarily due to his extensive senior management and entrepreneurial experience in the online marketing industry over a fifteen year period. Mr. Crouthamel has started, operated and sold businesses that are similar in nature to, or in the same industry as, ValueClick.

        MARTIN T. HART has been a director of ValueClick since March 1999. Mr. Hart has been a private investor in the Denver area since 1969. Mr. Hart has owned and developed a number of companies into successful businesses, and has served on the board of directors for many public and private corporations. Presently, Mr. Hart is serving on the board of the following public companies: MassMutual Corporate Investors, an investment company; MassMutual Participation Investors, an investment company; and Texas Roadhouse, Inc., a restaurant chain. Within the past five years, Mr. Hart also served on the board of directors of Spectranetics Corporation, a medical device company. He also serves on the board of directors of several private companies. Mr. Hart graduated with a B.A. from Regis University and is a Certified Public Accountant.

        In addition to the substantial knowledge of our company and industry that Mr. Hart has gained during his over ten years of service on our Board, Mr. Hart is qualified to be a director of ValueClick due to, among other factors, his background in public accounting, his deep capital markets and mergers and acquisition experience, and his experience as a director on the boards of publicly-traded and privately-held companies.

        JAMES R. PETERS has been a director of ValueClick since July 2007. Mr. Peters is a Certified Public Accountant and a retired partner (retired in 2006) from the audit practice of the accounting firm Ernst & Young LLP, where he began his career in 1971. He has extensive experience with public and private companies in a number of industries, including retail, distribution, manufacturing, health sciences, technology, communications, and entertainment. Mr. Peters is a former faculty member of the Directors' Certification Program at the Anderson School of Business of the University of California, Los Angeles. He is also a former advisory board member for the Entrepreneurial Studies program of the University of Southern California. Mr. Peters is a member of the National Association of Corporate Directors and serves on the board of directors of privately-held FzioMed, Inc., a medical device company. Mr. Peters was previously a director of Natrol, Inc. (Nasdaq: NTOL) prior to its acquisition by a private enterprise in December 2007.

        Mr. Peters is the chairman of the Company's Audit Committee. Mr. Peters is qualified to be a director of ValueClick primarily due to his background in public accounting whereby he was an audit partner at the accounting firm of Ernst & Young LLP. Mr. Peters provides extensive audit and corporate governance knowledge and experience and qualifies as an audit committee financial expert as defined by the SEC. During his tenure as an audit partner, Mr. Peters advised numerous publicly-traded and privately-held companies on accounting, internal controls, and capital markets activities. In additional to his extensive financial and accounting background, Mr. Peters has experience as a director on the boards of publicly-traded and privately-held companies.

        JEFFREY F. RAYPORT has been a director of ValueClick since May 2002. Dr. Rayport was formerly a director of Be Free, Inc. (which merged with ValueClick in 2002). Dr. Rayport currently works at Monitor Group, a management consulting firm, as the founder and Chief Executive Officer of Monitor Marketspace, an e-commerce research and media unit established in 1998, and since 2009, as an operating partner at Castanea Partners, a private equity firm. From 1991 to 2000, he was a faculty member at Harvard Business School in the Service Management Unit. He currently serves as a director of Global Sports Interactive. Dr. Rayport earned an A.B., A.M. and Ph.D. from Harvard University, and an M. Phil. from the University of Cambridge (U.K.).

        In addition to the substantial knowledge of our company and industry that Dr. Rayport has gained during his service on our Board, Dr. Rayport is qualified to be a director of ValueClick due to, among other factors, his background as an educator at Harvard Business School, his active involvement in the online marketing sector as a consultant and advisor since 1994, and his experience as a director on the boards of publicly-traded and privately-held companies.

Committees

Audit Committee

        Function.    The Company has a standing Audit Committee, which acts under a written charter that was last revised in July 2010. Under its charter, the Audit Committee, among other things, appoints our independent registered public accounting firm each year and approves the compensation and terms of engagement of our independent registered public accounting firm, approves services proposed to be provided by our independent registered public accounting firm as well as all services proposed to be provided by other professional financial services providers, reviews and approves all related party transactions, and monitors and oversees the quality and integrity of our accounting process and system of internal controls. The Audit Committee reviews the annual audit reports of our independent registered public accounting firm and reports of examinations by any regulatory agencies, and it oversees our corporate governance program. The Audit Committee also performs certain risk oversight functions as noted above in "The Board's Role in Risk Oversight". The Audit Committee charter is publicly available on our website at www.valueclick.com in the "Investors" section under "Corporate Governance".

        Members.    The current members of the Audit Committee are Mr. Peters—Chairman, Mr. Buzby, and Dr. Rayport. Each member of the Audit Committee is an independent director under the listing standards of NASDAQ as set forth above. In addition, in accordance with NASDAQ listing standards, each member of the Audit Committee meets additional heightened independence criteria applicable to audit committee members. As determined by the Board, each Audit Committee member meets NASDAQ's financial literacy requirements, and the Board has determined that Mr. Peters qualifies as an "audit committee financial expert" as that term is defined by rules of the SEC.

Compensation Committee

        The Company has a standing Compensation Committee, which consists of Mr. Hart—Chairman and Mr. Buzby, both of whom are independent directors under NASDAQ listing standards as set forth above. The Compensation Committee does not have a written charter.

        The Compensation Committee, among other things, reviews and approves the compensation and incentive arrangements for the Company's Chief Executive Officer and Executive Chairman (without the presence of the Company's Chief Executive Officer or Executive Chairman during deliberations) and for all other executive officers, reviews general compensation levels for other employees as a group, approves awards to be granted to eligible persons under the Company's stock plans, and takes such other actions as may be required in connection with the Company's compensation and incentive plans. The Chief Executive Officer periodically reviews the performance of each executive officer, other than himself, whose performance is periodically reviewed by the Compensation Committee. The conclusions reached and recommendations based on these reviews, including with respect to compensation adjustments and equity award amounts, are presented to or developed by the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended cash compensation adjustments or equity awards to executive officers. The Compensation Committee has not delegated its authority to others and has not utilized outside compensation consultants in determining compensation and incentive arrangements for any of the Company's executive officers.

        Compensation for non-management directors is overseen by the full Board. The Board's process for reviewing and determining compensation of the non-management directors is described on page 25.

Nominating Committee

        The Company has a standing Nominating Committee, which consists of Dr. Rayport—Chairman, Mr. Buzby, and Mr. Hart, all of whom are independent directors under NASDAQ listing standards. The Nominating Committee oversees the director nominations process and evaluates and recommends director candidates to the Board for nomination and election by the Company's stockholders. In evaluating director candidates, the Nominating Committee follows the general criteria described above in "Nomination of Directors/Director Presence at Annual Meetings." The Nominating Committee charter is publicly available on our website at www.valueclick.com in the "Investors" section under "Corporate Governance."

Board and Committee Meetings

        During 2010, the Board held eight meetings, the Compensation Committee held five meetings, the Audit Committee held nine meetings, and the Nominating Committee held one meeting. In 2010, each director attended or participated in 90% or more of the number of meetings held by the Board and each of the committees on which the director served.

        During 2010, the members of the Compensation Committee were Martin Hart and David Buzby, neither of whom are, or were, employees of the Company, or had any relationships with the Company requiring disclosure under Item 404 of Regulation S-K during fiscal 2010. None of our executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board.

Risk and Compensation Programs

        Upon review and evaluation of its compensation policies and practices, including the 2010 Executive Incentive Compensation Plan performance metrics, the mix of variable and non-variable cash compensation, and the use of equity awards that align the interests of the recipients of such awards with the long-term interests of the Company's stockholders, the Company has determined that the risks arising from the compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Related Party Transactions

        Our Board has adopted written policies and procedures regarding related party transactions, as described in the Audit Committee Charter. The policies and procedures apply to transactions with any related person, which SEC rules define to include directors, director nominees, executive officers, beneficial owners of in excess of 5% of the outstanding shares of the Company's common stock, and their respective immediate family members. The Audit Committee Charter requires that all related party transactions, regardless of size, be approved by the Audit Committee. The Audit Committee's decision as to whether or not to approve a related party transaction is to be made in light of the Audit Committee's determination that consummation of the transaction is not contrary to our best interests and is on terms no less favorable to us than we could obtain from non-related parties. Any related party transaction approved by the Audit Committee must be disclosed to the Board.

        During 2010, the Company was not a party to any transactions in which a related party had a material direct or indirect interest. There are no family relationships between any of our directors or executive officers.

 Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Board of Directors has furnished the following report on Audit Committee matters:

        Pursuant to its charter, the Audit Committee, consisting entirely of independent directors, is primarily responsible for overseeing and monitoring the accounting, financial reporting and internal controls practices of the Company. Its primary objective is to promote and preserve the integrity of the Company's consolidated financial statements and the independence and performance of the Company's independent registered public accounting firm. The Committee also oversees the performance of the Company's corporate governance function, the Company's compliance with legal and regulatory requirements, and the review and approval of any related party transactions.

        It is important to note, however, that the role of the Audit Committee is one of oversight, and the Committee relies, without independent verification, on the information provided to it and the representations made by management, the Company's corporate governance personnel and the Company's independent registered public accounting firm. Management retains direct responsibility for the financial reporting process and the Company's system of internal controls.

        In furtherance of its role, the Audit Committee has an annual agenda which includes periodic reviews of the Company's internal controls and of potential exposure for the Company such as litigation matters. The Audit Committee meets at least quarterly and reviews the Company's interim quarterly financial results and earnings releases prior to their publication.

        The Audit Committee's policy, per its charter, is to pre-approve all audit and non-audit services provided by the Company's independent registered public accounting firm and other professional financial services providers. These services may include audit services, audit-related services, tax services, and other financial services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The Company's independent registered public accounting firm and management report annually to the Audit Committee regarding the extent of services provided by the Company's independent registered public accounting firm in accordance with this pre-approval, and the related fees for the services performed. All of the audit, audit-related, tax, and other financial services provided by PricewaterhouseCoopers LLP in 2010 and related fees were approved in accordance with the Audit Committee's charter.

        The Audit Committee has reviewed and discussed with management (i) the audited consolidated financial statements of the Company for the year ended December 31, 2010, (ii) the Company's evaluation of the effectiveness of its internal control over financial reporting as of December 31, 2010, and (iii) the related opinions by the Company's independent registered public accounting firm. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also has received written disclosures and a letter from PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of that firm. Based upon these materials and discussions, the Audit Committee has recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the Audit Committee of the Board of Directors
James R. Peters, Chairman
David S. Buzby
Jeffrey F. Rayport

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

        This Compensation Discussion and Analysis, or "CD&A," reports on the Company's compensation principles and practices for its named executive officers ("NEOs"), whose actual compensation for 2010 is set forth in the Summary Compensation Table following this CD&A.

        The objectives of our executive compensation policies and practices are to:

  •
  Provide competitive compensation that supports the Company's business strategies;

  •
  Attract, retain and motivate over the long-term, high-quality and productive individuals by maintaining competitive compensation relative to other companies in the marketplace;

  •
  Focus our executives on achieving financial and operational goals that are tied to quarterly and annual performance objectives, with the ultimate objective of improving stockholder value; and

  •
  Align management and stockholder interests through grants of equity-based awards.

2010 Executive Compensation Components

        The compensation components for our NEOs include base salary, performance-based cash incentive compensation and, from time to time, grants of equity awards, as well as the standard benefits available to all full-time Company employees. Our NEOs are also eligible for additional post-termination benefits in the event of a termination of employment in connection with a change in control of the Company under certain circumstances as described below.

        The Compensation Committee has not established formal policies or guidelines with respect to the mix of base salary, performance-based cash incentive compensation and equity awards to be paid or awarded to our NEOs, nor has it established formal policies or guidelines with respect to the frequency of reviewing base salary and performance-based cash incentive compensation levels or the frequency of making grants of equity awards to our NEOs. The Compensation Committee has not utilized benchmarking when making decisions regarding the base salary, cash incentive compensation and equity awards for the Company's NEOs. Accordingly, no particular percentile in comparison with peers has been established as a target level for any of these components or total compensation.

        Instead, the Compensation Committee members use their general business knowledge, which includes their external business experience, when making compensation decisions. In general, the Compensation Committee believes that the largest component of the compensation for our NEOs and other senior members of management should be based on corporate performance and seeks to link performance-based cash incentive compensation with measurable Company financial objectives to align the interests of our NEOs with our stockholders. Additionally, the Compensation Committee views equity awards as performance-based compensation as our NEOs receive greater value if the price of the Company's common stock appreciates.

Base Salary

        The Company pays base salaries at levels believed to be necessary to attract and retain our NEOs. In setting and modifying base salary levels for our NEOs, the Compensation Committee takes into broad consideration job responsibilities, tenure with the Company and the Company's historical salary levels for that position.

        The following summarizes the base salary levels of our NEOs during 2010:

Name and Title	Beginning Base Salary	Ending Base Salary	Date of Salary Increase
James R. Zarley, Chief Executive Officer and Director	$450,000	$450,000	Not applicable
Tom A. Vadnais, Former Chief Executive Officer and Director(1)	$450,000	$—	Not applicable
John Pitstick, Chief Financial Officer	$300,000	$300,000	Not applicable
Carl White, Chief Executive Officer—Europe	£200,000	£200,000	Not applicable
Peter Wolfert, Chief Technology Officer	$325,000	$325,000	Not applicable
Scott Barlow, Vice President and General Counsel	$325,000	$325,000	Not applicable

(1)
Mr. Vadnais retired and resigned in April 2010. In connection with Mr. Vadnais' retirement, he entered into a consulting and release agreement with the Company. Under the consulting and release agreement, Mr. Vadnais agreed to provide consulting services to the Company for the remainder of 2010 as needed. Pursuant to the consulting and release agreement, Mr. Vadnais received the following consideration: (a) $450,000 (the equivalent of one year of Mr. Vadnais' then current salary), and Mr. Vadnais remained on the Company payroll through April 30, 2010; (b) reimbursement for out of pocket COBRA insurance premium costs actually paid by Mr. Vadnais through December 31, 2010; (c) acceleration of vesting for 63,750 shares of restricted stock previously granted to Mr. Vadnais; and (d) continued payments through July 31, 2010 for Mr. Vadnais' lease for his home located in Westlake Village, CA.

        No increases in base salaries were provided to the NEOs during 2010 or 2009 due to a Company-wide salary freeze that was implemented in the second half of 2008 in light of the macroeconomic environment.

Performance-Based Cash Incentive Compensation

        The 2010 Executive Incentive Compensation Plans ("2010 EIC Plans") for our NEOs required achievement by the Company of certain quarterly revenue and earnings targets. Payments associated with achieving revenue targets were equally weighted with payments associated with achieving earnings targets, and the achievement/non-achievement of either the revenue or earnings target did not impact the amounts earned related to the other target. The Compensation Committee utilized revenue and earnings targets in the 2010 EIC Plans because it believes that these metrics are key factors in creating long-term stockholder value.

        The 2010 EIC Plans had a tiered structure whereby increased levels of performance above the threshold target would result in greater payouts up to a specified maximum. The 2010 EIC Plans did not have a guaranteed minimum payment, so it was possible that performance could have resulted in no incentive payments being made to our NEOs.

        Earnings targets under the 2010 EIC Plans for Messrs. Zarley, Vadnais, Pitstick, Wolfert, and Barlow were based on a measure of consolidated adjusted-EBITDA which, for purposes of the 2010 EIC Plans, is defined as net income before interest, income taxes, depreciation, amortization, and stock-based compensation. Revenue targets for Messrs. Zarley, Vadnais, Pitstick, Wolfert, and Barlow were based on consolidated revenue. The revenue and earnings targets for Messrs. Zarley, Vadnais, Pitstick, Wolfert, and Barlow were based on the Company's consolidated results as these individuals had oversight responsibilities that covered the entire Company.

        Mr. White's 2010 EIC plan was weighted based upon the achievement of the following factors: 50% on European income from operations before corporate overhead; 30% on European total revenue; 10% on consolidated adjusted-EBITDA and 10% on consolidated revenue. Mr. White's targets are primarily based on European operations because he is the executive primarily responsible for the Company's European operations.

        The Compensation Committee structured the 2010 EIC Plans such that the maximum potential payments under the plan for Messrs. Zarley and Vadnais were $585,000 or 130% of the their respective base salaries; the maximum potential payments for Messrs. Pitstick, Wolfert and Barlow were $325,000, or 108%, 100% and 100% of their respective base salaries; and the maximum potential payment for Mr. White was £130,000, or 65% of his base salary. The Compensation Committee believes the significant percentage of performance-based cash compensation relative to base salaries is consistent with the objective of linking a significant portion of our NEOs' total compensation, including cash compensation, to Company performance. The employment agreements with our NEOs do not specify the minimum amount of incentive compensation that our NEOs are eligible to achieve. The higher relative percentages of base salary for Messrs. Zarley and Vadnais are due to their more senior positions within the Company relative to Messrs. Pitstick, White and Wolfert.

        The following table summarizes the consolidated revenue and earnings targets, excluding the impact from the Investopedia.com acquisition, followed by the related quarterly payout amounts, under the 2010 EIC Plans for Messrs. Zarley, Vadnais, Pitstick and Wolfert at various achievement levels, including: the minimum threshold achievement level in order to qualify for any payment; the maximum achievement level; and the midpoint which represents the target achievement level.

        Notwithstanding the targets and formulas contained in the EIC Plans, the Compensation Committee maintains the discretion to grant incentive compensation other than in connection with the attainment of certain targets. No such discretionary payments were approved for 2010 or 2009.

	Minimum Threshold(1)		Mid Point(1)		Maximum Achievement(1)		Actual Results(1)
	Revenue	Earnings	Revenue	Earnings	Revenue	Earnings	Revenue	Earnings
Performance Targets by Tier (in millions)
First Quarter 2010	$89.2	$22.1	$97.0	$24.0	$106.7	$26.4	$95.7	$27.6
Second Quarter 2010	$92.0	$23.5	$100.0	$25.5	$110.0	$28.1	$99.6	$27.3
Third Quarter 2010	$93.8	$25.3	$102.0	$27.5	$112.2	$30.3	$105.2	$30.1
Fourth Quarter 2010	$110.4	$35.0	$120.0	$38.0	$132.0	$41.8	$125.9	$40.4

	Minimum Threshold				Maximum Achievement
			Mid Point
							Maximum Potential Annual Payout
	Revenue	Earnings	Revenue	Earnings	Revenue	Earnings
Potential Quarterly Payout Amounts
James R. Zarley	$22,500	$22,500	$56,250	$56,250	$73,125	$73,125	$585,000
Tom A. Vadnais	$22,500	$22,500	$56,250	$56,250	$73,125	$73,125	$585,000
John Pitstick	$12,500	$12,500	$31,250	$31,250	$40,625	$40,625	$325,000
Peter Wolfert	$12,500	$12,500	$31,250	$31,250	$40,625	$40,625	$325,000
Scott Barlow	$12,500	$12,500	$31,250	$31,250	$40,625	$40,625	$325,000

(1)
Excluding the impact from the acquisition of Investopedia.com in August 2010.

        The following table summarizes the revenue and earnings targets for the Company's European operations under the 2010 EIC Plans for Mr. White:

	Minimum Threshold		Mid Point		Full Achievement		Actual Results
	Revenue	Earnings	Revenue	Earnings	Revenue	Earnings	Revenue	Earnings
Performance Targets by Tier (in millions)
First Quarter 2010	$20.4	$4.2	$22.2	$4.6	$24.4	$5.0	$22.0	$5.0
Second Quarter 2010	$20.4	$4.2	$22.2	$4.6	$24.4	$5.0	$21.9	$4.9
Third Quarter 2010	$19.6	$4.1	$21.3	$4.4	$23.4	$4.9	$21.6	$5.2
Fourth Quarter 2010	$23.0	$5.8	$25.0	$6.3	$27.5	$7.0	$28.4	$6.7

	Minimum Threshold				Full Achievement
			Mid Point
							Maximum Annual Payout
	Revenue	Earnings	Revenue	Earnings	Revenue	Earnings
Quarterly Payout Amounts	£4,000	£6,000	£10,000	£15,000	£13,000	£19,500	£130,000

        Actual payouts under the 2010 EIC Plans for the NEOs in 2010 are shown in the Summary Compensation Table appearing on page 19. The quarterly targets were achieved, in general, near or above the mid-point targets.

Equity Awards

Restricted Stock Awards:

        The Company utilizes stock plans to provide our NEOs with incentives to maximize long-term stockholder value. Prior to 2008, awards under these plans took the form of stock option grants. However, consistent with our objective of aligning management and stockholder interests, and due to the high levels of volatility in the Company's common stock and the sustained decrease in the Company's stock price that occurred in 2008, the Compensation Committee determined that restricted stock awards were a more appropriate tool to assist in retaining the Company's NEOs and other key employees. Accordingly, no stock option grants were made to our NEOs during 2010 or 2009. In 2010 the Company granted 50,000 restricted stock awards to each of the Company's NEOs. All restricted stock awards, including those granted to non-executive employees, vest over a four-year period from the date of grant and vest immediately upon the occurrence of a change in control. No restricted stock awards were granted to the Company's NEOs during 2009 due to the level and timing of restricted stock awards granted in 2008.

        As noted above, the Compensation Committee has not utilized benchmarking when making decisions regarding the levels of stock awards granted to the Company's NEOs. In addition, when determining the number of shares subject to stock awards for NEOs, the Compensation Committee does not determine the number of shares to be awarded based upon a specific dollar value thereof, nor has it utilized other financial models. Rather, the Compensation Committee takes into broad consideration job responsibilities, tenure with the Company, the Company's historical levels of stock awards for that position, and the number and exercise price of prior stock awards for each NEO. The Compensation Committee also considers the amount of shares available under the 2002 Stock Plan as well as the financial statement impact of stock awards. Equity awards are generally granted at the regularly scheduled quarterly meetings of the Compensation Committee. The grants made are at the discretion of the Compensation Committee using the factors noted above.

Employee Stock Purchase Plan:

        In order to foster increased stock ownership by employees generally, the Company established its Employee Stock Purchase Plan ("ESPP") in September 2007. The ESPP allows all employees and officers to purchase shares of the Company's common stock through payroll deductions of up to 20 percent of their annual, eligible compensation up to a maximum of $15,000 per year. The price of common stock purchased under the ESPP is equal to 85 percent of the lower of the fair market value of the common stock on the commencement date of each twelve-month offering period or the specified purchase date. During 2010, all of the NEOs participated in the ESPP.

Benefits

        We provide various employee benefit programs to our NEOs, including medical, dental, life, and disability insurance benefits, which are generally available to all full-time employees of the Company. We also sponsor a tax-qualified 401(k) savings plan pursuant to which eligible employees paying U.S. taxes on a non-discriminatory basis are able to contribute a portion of their base salaries up to the limit prescribed by the Internal Revenue Service. We provide for discretionary matching contributions equal to 50% of the first 4% of base salary contributed. All employee contributions to the 401(k) savings plan are fully vested upon contribution. Our matching contributions are vested based on the employee's years of service.

Perquisites

        Other than a car allowance for Mr. White, which is customary practice in Europe, and a housing allowance for Mr. Vadnais during his employment with the Company, we do not provide any additional perquisites or executive-level benefit programs to our NEOs.

Compensation Arrangements Relating to Termination of Employment

        The only contractual severance benefits to which the named executive officers are entitled are severance benefits upon a termination in connection with a change in control. We view change in control provisions for our NEOs as an important tool to align their interests with the interests of our stockholders insofar as it allows our NEOs to focus on stockholder interests when considering strategic alternatives. The change in control benefits provided to our NEOs do not affect our decisions regarding other compensation elements; rather they are one tool we use to ensure we can attract and retain our NEOs. The structure of the change in control provisions for our NEOs as described below has evolved over time and is based upon the Compensation Committee's determination of what is appropriate (based upon their external business experience) for a publicly-traded company of our size and complexity.

        The employment agreements with our NEOs provide certain compensation if their employment is terminated without cause in connection with the occurrence of a change in control of the Company or upon an occurrence of a constructive termination following a change in control (hereafter referred to as "a double- trigger event"). Other than the acceleration of vesting of restricted stock awards, which is provided to all holders of the Company's restricted stock, no severance or other benefits are provided under the employment agreements solely upon the occurrence of a change in control. These employment agreements were last amended on February 7, 2008 and provide for the following benefits upon a double-trigger event:

  (a)
  the payment of one year's base salary;

  (b)
  the vesting of 100% of all outstanding equity awards; and

  (c)
  a tax gross-up payment to reimburse the NEO for any golden parachute excise taxes that may be imposed by the Internal Revenue Service ("IRS") as a result of (a) and (b).

        We do not provide for contractual severance benefits upon termination of employment other than in connection with a change in control and double-trigger event as we favor an "at will" employment approach that gives flexibility to the Company should we determine that termination of an NEO's employment is in the best interests of the Company. The benefits paid to Mr. Vadnais upon his retirement and resignation were based upon Mr. Vadnais' availability to provide consulting services to the Company as well as the mutual release and non-compete clauses in his consulting and release agreement.

Deductibility of Executive Compensation

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a Federal income tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the other NEOs (excluding the chief financial officer), respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m).

        In 2010, three of our NEOs' compensation exceeded the $1 million limitation on deductible compensation as a result of certain compensation structures that were deemed non-performance-based under Section 162(m). The 2010 EIC Plans were not submitted for stockholder approval, and all compensation paid under the 2010 EIC Plans was accordingly subject to the $1 million limitation. The Compensation Committee has decided not to submit the 2011 EIC Plans for stockholder approval at the Annual Meeting or to take any other action to limit or restructure the elements of cash compensation payable to our NEOs. In addition, the deductibility of any compensation in connection with restricted stock awards will also be subject to the $1 million limitation per covered NEO. For the year ended December 31, 2010, the total amount of compensation that will not be deductible pursuant to Section 162(m) of the Internal Revenue Code is set forth in the table below.

Total Amount of Compensation Not Deductible
James R. Zarley	$479,886
Peter Wolfert	$125,593
Scott Barlow	$128,238

        The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for our NEOs, the potential deductibility of the compensation payable under those programs should be only one of several factors taken into consideration and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash or equity incentive programs, which may be in excess of the amount deductible pursuant to Section 162(m) or other provisions of the Internal Revenue Code.

Compensation Committee Report

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

David S. Buzby
Martin T. Hart

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid to or earned by each of our NEOs for the year ended December 31, 2010.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
James R. Zarley	2010	450,000	463,500	516,511	4,900	1,434,911
Chief Executive Officer	2009	450,000	—	516,019	6,375	972,394
and Director	2008	450,000	1,643,500	458,327	4,600	2,556,427
Tom A. Vadnais(5)	2010	183,316	463,500	128,610	496,786	1,272,212
Former Chief Executive	2009	450,000	—	516,019	68,673	1,034,692
Officer and Director	2008	450,000	2,561,900	458,327	79,708	3,549,935
John Pitstick	2010	300,000	463,500	286,950	4,900	1,055,350
Chief Financial Officer	2009	300,000	—	286,678	4,900	591,578
	2008	300,000	1,643,500	203,701	4,600	2,151,801
Carl White(4)	2010	309,266	463,500	181,757	24,741	979,264
Chief Executive Officer—	2009	313,186	—	124,898	25,055	463,139
Europe	2008	358,668	1,643,500	118,966	29,064	2,150,198
Peter Wolfert	2010	325,000	463,500	286,950	4,900	1,080,350
Chief Technology Officer	2009	325,000	—	286,678	4,900	616,578
	2008	325,000	1,643,500	203,701	4,600	2,176,801
Scott Barlow(6)	2010	325,000	463,500	286,950	4,900	1,080,350
Vice President and
General Counsel

(1)
The amounts included in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of the awards made to NEOs in the years shown, computed in accordance with FASB ASC Topic 718. The value ultimately realized by the executive upon the vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the amounts included above. The estimated fair value of restricted stock awards was determined based on the fair value of the Company's common stock on the date of the grant.

(2)
These amounts reflect cash compensation earned under the EIC Plans for each year. The 2010 EIC Plans are described in the Compensation Discussion and Analysis section under the heading "Performance-Based Cash Incentive Compensation."

The following table sets forth the quarterly cash compensation earned by each NEO under the 2010 EIC Plans:

	1st Quarter 2010	2nd Quarter 2010	3rd Quarter 2010	4th Quarter 2010	Total Fiscal Year 2010
James R. Zarley	128,610	123,526	129,375	135,000	516,511
Tom A. Vadnais	128,610	—	—	—	128,610
John Pitstick	71,450	68,625	71,875	75,000	286,950
Carl White	40,377	43,516	48,279	49,584	181,756
Peter Wolfert	71,450	68,625	71,875	75,000	286,950
Scott Barlow	71,450	68,625	71,875	75,000	286,950

(3)
With the exception of Mr. Vadnais and Mr. White, these amounts represent matching contributions made by the Company under the Company's 401(k) savings plan. The amount attributable to Mr. Vadnais includes severance of $450,000 related to his retirement and resignation as Chief Executive Officer in April 2010 and in connection with his separation agreement with the Company, housing expenses of $43,120 through July 31, 2010, with the balance related to matching contributions made by the Company under the Company's 401(k) savings plan. The amount attributable to Mr. White reflects Company matching contributions of $15,463 made under a defined contribution plan regulated in the United Kingdom and a car allowance of $9,278 in 2010.

(4)
Salary and all other compensation amounts for Mr. White were converted from British Pounds to U.S. Dollars using the average currency exchange rates in effect during 2010 equal to £1 British Pound to $1.55 U.S. Dollars. Non-equity incentive plan compensation amounts for Mr. White were converted from British Pounds to U.S. Dollars based on the average currency exchange rates in effect on the dates of payments: May 20, 2010 conversion rate of £1 British Pound to $1.43 U.S. Dollars, August 20, 2010 conversion rate of £1 British Pound to $1.56 U.S. Dollars, November 19, 2010 conversion rate of £1 British Pound to $1.60 U.S. Dollars, and February 18, 2011 conversion rate of £1 British Pound to $1.61 U.S. Dollars.

(5)
Mr. Vadnais retired and resigned in April 2010. With the exception of the value of the stock awards granted in 2010, the 2010 figures represent amounts earned through his employment termination date, including a severance payment of $450,000.

(6)
Because Mr. Barlow was not a named executive officer for 2009 and 2008, in accordance with SEC rules, only information for 2010 is being disclosed.

 GRANTS OF PLAN-BASED AWARDS
FOR THE YEAR ENDED DECEMBER 31, 2010

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)
						Grant Date Fair Value of Stock Awards (5)($)
Name	Grant Date	Threshold (2)($)	Target (3)($)	Maximum (4)($)
James R. Zarley	—	180,000	450,000	585,000	—	—
	2/9/2010	—	—	—	50,000	463,500
Tom A. Vadnais	—	180,000	450,000	585,000	—	—
	2/9/2010	—	—	—	50,000	463,500
John Pitstick	—	100,000	250,000	325,000	—	—
	2/9/2010	—	—	—	50,000	463,500
Carl White(6)	—	40,000	100,000	130,000	—	—
	2/9/2010	—	—	—	50,000	463,500
Peter Wolfert	—	100,000	250,000	325,000	—	—
	2/9/2010	—	—	—	50,000	463,500
Scott Barlow	—	100,000	250,000	325,000	—	—
	2/9/2010	—	—	—	50,000	463,500

(1)
The amounts reported reflect the threshold, target and maximum performance-based cash incentive compensation amounts that could have been paid for 2010 under the 2010 EIC Plans. The types and weighting of the performance measures under the 2010 EIC Plans are described in the CD&A section of this Proxy Statement. Actual amounts earned under the 2010 EIC Plans are reflected in the Summary Compensation Table above. Future payouts in years subsequent to 2010 will be based on new threshold, target and maximum amounts that are determined by the Compensation Committee each year.

(2)
The threshold amount represents the amount that would have been earned under the 2010 EIC Plans had the minimum performance targets been achieved. If performance was below the threshold targets, no amounts would have been earned.

(3)
The target amount represents the amount that would have been earned under the 2010 EIC Plans if actual performance fell at the approximate mid-point of the threshold targets and the maximum targets.

(4)
The maximum amount represents the highest possible amount that would have been earned under the 2010 EIC Plans had the maximum performance targets been achieved.

(5)
These amounts reflect the full grant date fair value for the restricted stock awards, as computed in accordance with FASB ASC Topic 718. The value ultimately realized by the executive upon the vesting of the award(s) may or may not be equal to the amounts included above. The estimated fair value of restricted stock awards was determined based on the fair value of the Company's common stock on the date of the grant.

(6)
Amounts related to estimated possible payments under non-equity incentive plan awards are in British Pounds.

 OUTSTANDING EQUITY AWARDS
AT DECEMBER 31, 2010

        The following table sets forth certain information regarding outstanding equity awards for each of our NEOs as of December 31, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
James R. Zarley	343,750	—	$12.87	7/28/2015	—		—
	—	—	—	—	125,000	(2)	$2,003,750
Tom A. Vadnais	85,000	—	$12.87	7/28/2015	—		—
John Pitstick	11,925	—	$10.80	4/19/2015	—		—
	25,000	—	$16.88	10/27/2015	—		—
	25,000	—	$16.85	4/28/2011	—		—
	—	—	—	—	125,000	(2)	$2,003,750
Carl White	6,250	—	$9.20	10/23/2013	—		—
	15,625	—	$7.16	8/4/2014	—		—
	25,292	—	$10.80	4/19/2015	—		—
	—	—	—	—	125,000	(2)	$2,003,750
Peter Wolfert	41,875	—	$2.45	7/31/2012	—		—
	50,000	—	$17.16	2/17/2011	—		—
	—	—	—	—	125,000	(2)	$2,003,750
Scott Barlow	3,700	—	$10.57	2/6/2014	—		—
	10,300	—	$12.68	2/16/2015	—		—
	25,000	—	$17.16	2/17/2011
	—	—	—	—	125,000	(2)	$2,003,750

(1)
Market value calculated based on the closing price of $16.03 of our common stock on December 31, 2010, the last trading day of 2010.

(2)
Consists of: (a) a restricted stock award for 50,000 shares of ValueClick, Inc. common stock, the unvested portion of which vests at 25% on December 3, 2011 and the remaining 12.5% on June 3, 2012; (b) a restricted stock award for 100,000 shares of ValueClick, Inc. common stock, the unvested portion of which vests at 25% on May 10, 2011, 25% on May 10, 2012, and the remaining 12.5% on October 23, 2012; and, (c) a restricted stock award for 50,000 shares of ValueClick, Inc. common stock, the unvested portion of which vests at 25% on August 9, 2011, 25% on August 9, 2012, 25% on August 9, 2013, and the remaining 12.5% on February 9, 2014.

 OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED DECEMBER 31, 2010

        The following table sets forth information concerning stock options that were exercised and stock awards that vested during the year ended December 31, 2010 for each of the Company's NEOs.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercises ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James R. Zarley	—	—	43,750	$513,375
Tom A. Vadnais(2)	115,000	$400,400	63,750	$640,688
John Pitstick	—	—	43,750	$513,375
Carl White	—	—	43,750	$513,375
Peter Wolfert	—	—	43,750	$513,375
Scott Barlow	—	—	43,750	$513,375

(1)
The value realized on vesting of the stock awards was calculated by multiplying the fair market value of the Company's common stock on the vesting date by the number of shares that vested.

(2)
As part of Mr. Vadnais' separation agreement from his retirement and resignation in April 2010, the 63,750 shares of stock awards acquired represent the acceleration of vesting of restricted stock previously granted to Mr. Vadnais.

 BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

        As further described in the CD&A section above, we have entered into employment agreements with all of our NEOs that provide certain additional compensation if their employment with us is terminated without cause following the occurrence of a change in control of the Company or upon an occurrence of a constructive termination following a change in control. The Company's NEOs do not receive any additional benefits upon termination not in connection with a change in control.

        A "change in control" of the Company is generally defined in these employment agreements to have occurred upon consummation of any one of the following:

  (i)
  a sale, lease or other disposition of all or any material portion of the assets of the Company;

  (ii)
  a merger, consolidation or other reorganization in which the Company is not the surviving corporation and the stockholders of the Company immediately prior to the merger, consolidation or other reorganization fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the securities of the surviving corporation; or

  (iii)
  a merger, consolidation or other reorganization in which the Company is the surviving corporation and the stockholders of the Company immediately prior to such merger, consolidation or other reorganization fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the securities of the Company.

        A "constructive" termination is defined as a material reduction, without the NEO's written consent, in his then-current base salary or, for Messrs. Zarley, Pitstick, Wolfert, and Barlow, a relocation of his principal place of employment outside the contiguous 48 states of the United States of America. "Cause" is generally defined as the final conviction of a felony or a crime involving moral turpitude, the refusal to comply with reasonable directives of the Board, negligence, recklessness, willful misconduct or failure to perform duties, misconduct materially negatively affecting the Company's reputation, or violation of the Company's policies.

Benefits Upon Termination

        Regardless of the manner in which an NEO's employment terminates, he will be entitled to receive amounts earned during his term of employment. Such amounts include:

  •
  earned but unpaid salary;

  •
  performance-based cash incentive compensation earned for recently completed fiscal periods;

  •
  employer-contributed amounts accrued and vested through the Company's 401(k) savings plan;

  •
  unused vacation pay; and

  •
  vested and exercisable equity awards under the Company's stock option plans.

        No additional compensation is provided to an NEO if his employment with the Company is terminated for reasons of cause, death, disability, and voluntary termination.

        Upon a termination without cause by the Company or upon the occurrence of a constructive termination, in each case in connection with a change in control, in addition to the benefits already earned during the term of employment listed above, each NEO would be entitled to receive a lump sum payment equal to one year of base salary. Additionally, 100% of the then outstanding unvested stock and option awards belonging to each NEO would be subject to immediate and full vesting. Further, each NEO is entitled to receive gross up payments in the event that payments to him trigger an excise tax pursuant to Section 4999 of the Internal Revenue Code.

        The following table describes, based upon the employment agreements currently in place with our NEOs, the potential payments and benefits due to our NEOs upon constructive termination or termination without cause following a change in control of the Company, as further explained in the footnotes below, assuming such termination was effective as of December 31, 2010. Payments due to our NEOs upon any other termination are also presented below.

	Constructive Termination or Termination Without Cause Following a Change in Control			Any Other Termination
Name	Salary	Equity Awards(1)	Tax Gross-Up Payments	Salary	Option Grants
James R. Zarley	$450,000	$2,003,750	—	—	—
John Pitstick	$300,000	$2,003,750	—	—	—
Carl White	£200,000	$2,003,750	—	—	—
Peter Wolfert	$325,000	$2,003,750	—	—	—
Scott Barlow	$325,000	$2,003,750	—	—	—

(1)
Include amounts related to acceleration of vesting of restricted stock awards. The amount attributable to restricted stock awards is calculated as the number of unvested restricted stock awards as of December 31, 2010 multiplied by the closing price of the Company's common stock on December 31, 2010.

Benefits Related Solely to a Change in Control

        In accordance with the terms of the Company's restricted stock awards with all employees, all unvested restricted stock awards held by our NEOs vest upon a change in control, regardless of whether the NEO's employment is terminated. The value of such change in control benefit is equal to the Equity Awards value provided in the above table.

Benefits Paid Upon Termination in Fiscal Year 2010

        In connection with Mr. Vadnais' retirement and resignation in April 2010, he entered into a consulting and release agreement with the Company. Under the consulting and release agreement, Mr. Vadnais agreed to provide consulting services to the Company for the remainder of 2010 as needed. Pursuant to the consulting and release agreement, Mr. Vadnais received the following consideration: (a) $450,000 (the equivalent of one year of Mr. Vadnais' then current salary), and Mr. Vadnais remained on the Company payroll through April 30, 2010; (b) reimbursement for out of pocket COBRA insurance premium costs actually paid by Mr. Vadnais through December 31, 2010; (c) acceleration of vesting for 63,750 shares of restricted stock previously granted to Mr. Vadnais; and (d) continued payments through July 31, 2010 for Mr. Vadnais' lease for his home located in Westlake Village, CA.

DIRECTOR COMPENSATION

        The Company uses a combination of cash and equity awards to attract and retain qualified candidates to serve on the Company's Board. In setting director compensation, consideration is given to, among other factors, the amount of time that directors spend fulfilling their duties as a director, including committee assignments.

Cash Compensation Paid to Board Members

        Cash compensation paid to non-management directors is reviewed annually by the Board and any changes thereto are generally effective beginning on July 1st of that year and ending on June 30th of the following year. The Board does not delegate decisions regarding non-management director compensation and does not utilize outside consultants when setting compensation levels for non-management directors. As of July 1, 2010, non-management directors are entitled to receive the following annual cash compensation:

Annual Cash Compensation
Board Service	$25,000
Committee Membership	$5,000
Audit Committee Chairman	$20,000
Compensation Committee Chairman	$7,500
Nominating Committee Chairman	$7,500
Lead Outside Director	$5,000

        Annual cash compensation for the above roles remained unchanged during 2009 and 2010. The Company also reimburses each non-management director for travel and related expenses incurred in connection with attendance at Board and Board Committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.

Stock-Based Compensation

        From time to time, the non-management directors are granted equity awards in addition to their cash compensation. The timing and amount of such grants are at the discretion of the Board. Stock options granted to non-management directors generally vest at a rate of 50% per year over a two-year period and expire upon the earlier of (a) the option expiration date, which is ten years from the date of grant for options granted prior to January 1, 2006 or five years from the date of grant for options granted subsequent to December 31, 2005, or (b) the date on which the non-management director's role as a Director ceases. Stock options granted to non-management directors have exercise prices equal to the closing market value of the Company's common stock on the date the stock options were approved. Restricted stock awards granted to non-management directors currently have three vesting schedules: (a) cliff vesting in full two years after the grant date; (b) vesting at 12.5% six months from grant date, 25% on the eighteenth month, thirtieth month and the forty-second month from the grant date and the remaining 12.5% on the fourth anniversary of the grant date; or, (c) vesting at 50% one year from grant date and the remaining 50% vesting on the second anniversary of the grant date. In 2010, each non-management director received one restricted stock award grant totaling 6,000 shares. The stock award was granted on February 9, 2010 for 6,000 shares each with a fair market value of $9.27 per share and the two year vest schedule with 3,000 shares vesting on the first and second anniversary of the grant date.

2010 Director Compensation

        The following table sets forth the compensation earned by each of the Company's non-management directors for the year ended December 31, 2010.

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
David S. Buzby, Director	40,000	55,620	—	11,673	107,293
James A. Crouthamel, Director	25,000	55,620	—	—	80,620
Martin T. Hart, Director	37,500	55,620	—	—	93,120
James R. Peters, Director	45,000	55,620	—	—	100,620
Jeffrey F. Rayport, Director	42,500	55,620	—	—	98,120

(1)
These amounts reflect the full grant date fair value for the restricted stock awards, as computed in accordance with FASB ASC Topic 718. The value ultimately realized by the non-management directors upon the vesting of the award(s) may or may not be equal to the amounts included above. The estimated fair value of restricted stock awards was determined based on the fair value of the Company's common stock on the date of the grant. As of December 31, 2010, each non-management director has 21,625 shares of restricted stock awards outstanding.

(2)
There were no stock option awards granted to non-management directors in the fiscal year ended December 31, 2010. As of December 31, 2010, each director has the following number of stock options outstanding: David S. Buzby—25,000; and, Jeffrey F. Rayport—57,500. Messrs. Crouthamel, Hart and Peters have no outstanding stock options as of December 31, 2010.

(3)
The amount attributable to Mr. Buzby reflects health premiums of $11,673 paid by the Company.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of the shares of our common stock as of March 8, 2011, except as noted in the footnotes below, by:

  •
  Each person who we know to be the beneficial owner of 5% or more of our outstanding common stock;

  •
  Each named executive officer;

  •
  Each of our directors; and

  •
  All of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options held by that person that are currently exercisable or that will become exercisable within sixty days after March 8, 2011, are deemed to be beneficially owned by the person, even if the options have not actually been exercised, and are deemed to be outstanding for the purpose of computing the percentage ownership of that person. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. In addition, beneficial ownership also includes shares of restricted common stock held by a person that are unvested as of March 8, 2011 and that are therefore subject to forfeiture in the event that the person is not continuously employed by the Company if he is an executive officer, or the person terminates his service with the Company if he is a director prior to the vesting date. Unvested restricted stock awards have voting rights. As of March 8, 2011, 80,791,875 shares of our common stock were issued and outstanding. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons have sole voting and investment power with respect to the shares shown as beneficially owned. Unless otherwise indicated, the address of the beneficial owner below is c/o ValueClick, Inc., 30699 Russell Ranch Road, Suite 250, Westlake Village, California 91362.

	Shares Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent
Directors and Named Executive Officers:
James R. Zarley(1)	1,491,179	1.8%
John Pitstick(2)	248,072	*
Carl White(3)	222,553	*
Peter Wolfert(4)	253,202	*
Scott Barlow(5)	180,648	*
Martin T. Hart(6)	216,506	*
David S. Buzby(7)	112,220	*
James R. Peters(6)	51,000	*
Jeffrey F. Rayport(8)	280,553	*
James A. Crouthamel(6)	59,000	*
Tom A. Vadnais(9)	398,136	*
5% Stockholders:
BlackRock, Inc.(10)	6,629,734	8.2%
International Value Advisers, LLC(11)	4,366,628	5.4%
All Directors and Executive Officers as a group (11 persons)		4.3%

*
Less than 1%

(1)
Includes 343,750 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2011 and 165,000 shares of restricted common stock that are unvested as of March 8, 2011.

(2)
Includes 61,925 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2011 and 165,000 shares of restricted common stock that are unvested as of March 8, 2011.

(3)
Includes 47,167 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2011 and 165,000 shares of restricted common stock that are unvested as of March 8, 2011.

(4)
Includes 41,875 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2011 and 165,000 shares of restricted common stock that are unvested as of March 8, 2011.

(5)
Includes 14,000 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2011 and 165,000 shares of restricted common stock that are unvested as of March 8, 2011.

(6)
Includes 30,625 shares of restricted common stock that are unvested as of March 8, 2011.

(7)
Includes 25,000 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2011 and 30,625 shares of restricted common stock that are unvested as of March 8, 2011.

(8)
Includes 57,500 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2011 and 30,625 shares of restricted common stock that are unvested as of March 8, 2011.

(9)
Mr. Vadnais is no longer with the Company. The number of shares beneficially owned are as of April 9, 2010, the effective date of his retirement and resignation.

(10)
Number of shares beneficially owned as of December 31, 2010 based on Schedule 13G/A filed with the SEC on February 9, 2011. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(11)
Number of shares beneficially owned as of December 31, 2010 based on Schedule 13G filed with the SEC on February 14, 2011. The address of International Value Advisers, LLC is 645 Madison Avenue, 12th Floor, New York, NY 10022.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires ValueClick's executive officers and directors, and persons who beneficially own more than 10% of a registered class of ValueClick equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or Form 5 with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish ValueClick with copies of all Section 16(a) forms that they file. Based solely on ValueClick's review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, ValueClick believes that, for the reporting period from January 1, 2010 to December 31, 2010, our executive officers, directors and greater than 10% stockholders complied with all of their reporting requirements under Section 16(a) for such year.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited the consolidated financial statements of the Company as of and for the years ended December 31, 2010, 2009 and 2008. No independent registered public accounting firm has been appointed for 2011 as the formal appointment of such firm typically occurs subsequent to the filing of this Annual Report. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so, and the representatives are expected to be available to respond to appropriate questions. The Audit Committee has considered whether the provision of services by PricewaterhouseCoopers LLP, other than its respective audits of the consolidated financial statements of the Company and its respective reviews of the quarterly consolidated financial statements during these periods, is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        During 2010 and 2009, PricewaterhouseCoopers LLP provided the following services to ValueClick:

	2010 Fees	2009 Fees
Audit Fees	$1,873,000	$2,342,000
Audit-Related Fees	$83,000	$—
Tax Fees	$666,000	$621,000
All Other Fees	$2,000	$2,000

        Audit Fees.    Fees for audit services provided by PricewaterhouseCoopers LLP for 2010 and 2009 include the annual audits, review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q, review of documents filed with the SEC, and statutory audits that non-U.S. jurisdictions require.

        Audit-Related Fees.    Fees for audit-related services provided by PricewaterhouseCoopers LLP consist of services related to agreed-upon procedures reports.

        Tax Fees.    Fees for professional tax services provided by PricewaterhouseCoopers LLP in 2010 and 2009 consist of detailed tax studies, tax planning projects and tax compliance services.

        All Other Fees.    Fees related to all other services provided by PricewaterhouseCoopers LLP in 2010 and 2009 consist of the licensing by the Company of an accounting research tool.

 PROPOSAL 1

ELECTION OF DIRECTORS

        ValueClick's bylaws provide that the authorized number of directors shall not be less than two (2) nor more than nine (9) with the exact number of directors to be fixed from time to time within such limits by action of our stockholders or Board. The authorized number of directors is currently set at six directors. Based on the recommendation of the Nominating Committee, ValueClick's Board has nominated each of the six persons listed below to be elected as directors to serve for a one-year term and until his successor is duly elected and qualified.

        Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, "FOR" the election of the Board's six director nominees below. Proxies cannot be voted for more than the six named director nominees.

        Each nominee for election has agreed to serve if elected, and ValueClick has no reason to believe that any director nominee will be unavailable to serve. If any director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for any director nominee that the present Board may designate to fill the vacancy.

        The biographies, and qualifications and experience, of ValueClick's nominees for directors are included above, under the heading "Executive Officers and Directors."

        The names of the nominees, and certain information about them, are set forth below.

Nominees

Name	Age	Director Since	Position
James R. Zarley	66	1998	Director and Chief Executive Officer
Martin T. Hart	75	1999	Chairman of the Board
David S. Buzby	51	1999	Director
James A. Crouthamel	46	2007	Director
James R. Peters	64	2007	Director
Jeffrey F. Rayport	51	2002	Director

Vote Required For Approval

        A majority of the votes cast is required to elect each of the director nominees. This means that to be elected a nominee must receive more "for" votes than "against" votes.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote "FOR" the election of each of the nominees of the Board of Directors as directors of the Company.

 PROPOSAL 2

APPROVAL OF AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN

        Upon recommendation of the Compensation Committee, the Board of Directors has adopted the amended and restated ValueClick, Inc. 2002 Stock Incentive Plan ("Stock Plan"), subject to stockholder approval at the Annual Meeting. The terms of the current 2002 Stock Plan call for its termination in April 2012. The Board of Directors believes that in order to attract, retain and reward valuable personnel, it is important for the Company continue to maintain a flexible, long-term, stock-based incentive plan, which is both competitive with and responsive to changing industry standards. The amended and restated Stock Plan will extend the termination date of the original 2002 Stock Plan for ten years, which will provide the Company with the ability to continue to offer incentive programs that are responsive to the demands of the marketplace and are aligned with stockholder interests.

Summary of Key Amended Provisions

        A summary of the key amended provisions of the amended and restated Stock Plan are provided below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Stock Plan, as amended and restated, a copy of which is attached to this proxy statement as Appendix A.

Key Amended Provision	Description
Administration of Plan	The Stock Plan was updated to allow the Board of Directors to delegate authority to executive officers to grant awards to non-executives as permitted by corporate law.
Shares Reserved for Issuance
The number of shares reserved for issuance under the amended and restated Stock Plan will increase by approximately 3,800,000 shares to 11,000,000 shares, plus any outstanding stock awards that, on or after the effective date of this proposal, are canceled.
Evergreen Provision
A provision allowing for automatic annual increases in the number of shares available for issuance has been deleted. The amended and restated Stock Plan will not allow for such increases without approval of stockholders.
Stock Option Repricing
The amended and restated Stock Plan specifically prohibits the repricing of stock options without stockholder approval. For this purpose, repricing includes reducing the exercise price of an outstanding stock option with an exercise price that is greater than the then-current fair market value of the underlying shares or exchanging such an option for cash, other awards or a new stock option at a reduced exercise price.
Payment of Dividends	The amended and restated Stock Plan language has been updated to prevent payment of unrestricted dividends on unearned shares.
Financing	The amended and restated Stock Plan does not allow for loans to executive officers or non-executive employees to finance stock purchases under the Stock Plan.
Term of the Plan	The amended and restated Stock Plan will terminate upon the tenth anniversary of its effective date or, if earlier, the termination of the plan by action of the Board of Directors.

Key Data

        The following table includes information regarding outstanding equity awards and shares available for future awards under the Company's equity plans as of December 31, 2010 (and without giving effect to approval of the amendment and restatement of the Stock Plan under this Proposal 3):

Total shares underlying outstanding options	2,031,177
Weighted average exercise price of outstanding options	$13.41
Weighted average remaining contractual life of outstanding options (in years)	2.92
Total shares underlying outstanding unvested restricted stock awards	1,613,623
Total shares currently available for grant	6,389,439

        The company has a three-year historical share burn rate of 2.23%.

Section 162(m) of the Code

        The Board of Directors believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which compensation awards made to the Company's executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Stock Plan has been structured in a manner such that stock options granted under it can satisfy the requirements for "performance-based" compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). In general, under Section 162(m), in order for the company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company's chief executive officer or any of the company's three other most highly compensated executive officers (other than the Company's chief financial officer), such compensation must qualify as "performance-based." One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company's stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to stock option awards under the Stock Plan, each of these aspects is discussed below, and stockholder approval of the Stock Plan will be deemed to constitute approval of each of these aspects of the Stock Plan for purposes of the approval requirements of Section 162(m).

Administration

        The Stock Plan will be administered by a committee of one or more directors designated by the Board of Directors which shall initially be the Compensation Committee. Subject to the express provisions of the Stock Plan, the administrator is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Stock Plan.

Participants

        Any person who is a employee of the Company or of any subsidiary will be eligible for selection by the administrator for the grant of awards under the Stock Plan. In addition, nonemployee directors and any service providers who have been retained to provide consulting, advisory or other services to the Company or to any subsidiary will be eligible for the grant of awards under the Stock Plan. Options intending to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code may only be granted to employees of the Company or any subsidiary.

Shares Subject to the Plan

        If the amendment and restatement of the Stock Plan is approved by stockholders, the aggregate number of shares of the Company's common stock issuable pursuant to the Stock Plan may not exceed 11,000,000, plus any shares subject to outstanding awards under the Plan or the ValueClick, Inc. 1999 Stock Option Plan as of the date of the Annual Meeting that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), subject to adjustment upon a change in the Company's capitalization.

        The aggregate number of shares issued under the Stock Plan at any time will equal only the number of shares actually issued upon exercise or settlement of an award. The following shares will again be available for issuance under the Stock Plan: (a) shares subject to awards that expire, terminate or are unexercised, forfeited or settled in cash; (b) shares subject to awards that have been retained or withheld by the Company in payment of the exercise price, purchase price or tax withholding obligation of an award; (c) shares subject to awards that otherwise do not result in the issuance of shares in connection with payment or settlement of an award; and (d) shares that have been delivered to the Company in payment or satisfaction of the exercise price, purchase price, or tax withholding obligation.

        No one person participating in the Stock Plan may receive awards covering more than 1,000,000 shares of common stock in the aggregate in any one calendar year.

Discretionary Option Program

        The administrator will establish the exercise price per share under each option, which will not be less than the fair market value of a share on the date the option is granted. The administrator will establish the term of each option, which in no case may exceed a period of ten (10) years from the date of grant. Options granted under the Stock Plan may either be incentive stock options ("ISOs") or options which are not intended to qualify as ISO's, or nonqualified stock options ("NQSOs"). The Stock Plan prohibits repricing stock options without stockholder approval.

Stock Issuance Program

        The Stock Plan permits the issuance of shares of common stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Participants holding shares granted under the Stock Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants in whose name shares have been issued under the Stock Plan will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the administrator.

Amendment and Termination

        The Board of Directors may amend, alter or discontinue the Stock Plan. No amendment or alteration to the Stock Plan may be made which would impair the rights of the holder of an award, without such holder's consent.

Change in Control

        Unless otherwise expressly provided in an award agreement or as otherwise provided by the administrator at the time of grant, in the event of a change in control, each outstanding award under the Stock Plan shall automatically accelerate so that each such award shall, immediately prior to the effective date of that Change in Control, become vested and/or exercisable in full; provided, however, that outstanding award shall not become vested and exercisable upon a change in control if and to the extent such award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the change in control transaction.

Adjustments

        In the event that any change is made to the common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company's receipt of consideration, the authorization limits provided in the Stock Plan shall be appropriately adjusted, and the shares then subject to each outstanding award shall be appropriately adjusted. Such adjustments will be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under outstanding awards and shall be made in a manner consistent with Section 409A of the Code.

Transferability

        Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the administrator, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts, or family partnerships.

Federal Income Tax Treatment

        The following discussion of the federal income tax consequences of the Stock Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Stock Plan participants, who are urged to consult their individual tax advisors.

Stock Options

        ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements. An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

        An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee's gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Stock Awards

        Grantees of shares of common stock do not generally recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of common stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant's termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of common stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

New Plan Benefits

        The benefits that will be awarded or paid under the Stock Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2010 under the existing Stock Plan to the Company's NEOs can be found in the table under the heading "Grants of Plan-Based Awards" on page 21 of this proxy statement. As of March 17, 2011, the closing price of a share of the Company's common stock was $13.82.

Vote Required and Recommendation of the Board of Directors

        Per the requirements set forth in the 2002 Stock Incentive Plan, the amended and restated ValueClick, Inc. 2002 Stock Incentive Plan will become effective if approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Shares held by stockholders abstaining from voting on this proposal 2 will be counted for purposes of determining a quorum, and will have the effect of a vote against this proposal. Broker non-votes will not be considered as present or voting and as such will have no effect on the vote for this proposal 2. If this proposal 2 is not approved, the 2002 Stock Incentive Plan will remain in effect with its current provisions.

Recommendation of the Board of Directors

        The Boad of Directors unanimously recommends a vote "FOR" the approval of the ValueClick, Inc. 2002 Stock Incentive Plans as amended and restated.

 PROPOSAL 3

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As we discuss above under the caption "Executive Compensation—Compensation Discussion and Analysis," the core objectives of our executive compensation program are to: (i) provide competitive compensation that supports the Company's business strategies; (ii) attract and retain talented executive officers; (iii) focus our executives on achieving financial and operational goals that are tied to performance objectives, with the ultimate objective of improving stockholder value; and (iv) further align the financial interests of our executive officers with those of our stockholders. Our executive compensation is discussed in further detail above under the caption "Executive Compensation—Compensation Discussion and Analysis," which includes information about the fiscal year 2010 compensation of our named executive officers.

        In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

        "RESOLVED, that the stockholders of ValueClick, Inc. ("ValueClick" or the "Company") approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2011 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis," the "Summary Compensation Table" and the other related tables and disclosure."

        The say-on-pay vote is advisory and, therefore, not binding; however, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote "FOR" approval of proposal 3—approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules.

 PROPOSAL 4

ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF HOLDING FUTURE SAY-ON-PAY VOTES

        The Dodd-Frank Act enables our stockholders to indicate, on an advisory basis, how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, such as proposal 3 in this proxy statement. By voting on this proposal 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years. Alternatively, stockholders may abstain from casting a vote.

        The Board of Directors believes it is most appropriate to conduct an advisory vote on executive compensation once every three years and, therefore, the Board recommends that you vote for a three-year interval for the advisory vote on executive compensation.

        As described above under the caption "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to achieve a balance of short-term and long-term goals. To this end, the compensation committee combines short-term cash incentive awards featuring near term performance goals with long-term equity awards. The Board believes that holding the advisory vote on executive compensation once every three years will encourage a long-term focus on our executive compensation policies and practices, thereby promoting long-term value creation. In contrast, an advisory vote on executive compensation every year or every two years may foster a short-term focus and undermine our ability to offer appropriate forms of long-term compensation.

        Additionally, the Board believes that holding the advisory vote every three years will allow for a meaningful evaluation period of performance against our compensation practices, as any adjustments in pay practices will take time to implement and be reflected in the financial performance and the price of our common stock. As a result, an advisory vote on executive compensation more frequently than every three years would not, in our judgment, allow stockholders to compare executive compensation, or modifications thereof, to our performance. Lastly, the Board believes that holding the advisory vote once every three years will allow the Compensation Committee an adequate period of time to assess the results of past advisory votes and consider potential modifications to our compensation program that it views as appropriate. This may not be feasible on an annual or biennial basis, and the Board believes that both the Compensation Committee and our stockholders would benefit from having more time for a thoughtful and constructive analysis and review of our compensation program.

        When you vote in response to the resolution set forth below, you may cast your vote on your preferred voting frequency by choosing among the following four options: once every one year, two years or three years, or you may abstain from voting.

        "RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure shall include the "Compensation Discussion and Analysis," the "Summary Compensation Table" and the other related tables and disclosure)."

        The option of once every one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. This vote is advisory and, therefore, not binding, and the Board may decide in the future that it is in our best interests and in the best interests of our stockholders to hold an advisory vote on executive compensation more or less frequently, as applicable, than the option approved by our stockholders.

Recommendation of the Board of Directors

        The Board recommends a vote for the option of once every three years under proposal 4—the frequency with which our company will hold an advisory vote on executive compensation, as disclosed pursuant to the SEC's compensation disclosure rules.

 EXPENSES OF SOLICITATION

        The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone or personal interview. Banks, brokerage houses, custodians and other nominees, and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such parties will be reimbursed for their expenses.

HOUSEHOLDING

        SEC rules permit the delivery of a single copy of a company's notice of Internet availability of proxy materials, or annual report and proxy statement to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.

        The bank, brokerage house or other holder of record for any stockholder who is a beneficial owner, but not the record holder, of the Company's shares may deliver only one copy of the Company's Notice of Internet Availability of Proxy Materials, or Annual Report and Proxy Statement to multiple stockholders who share the same address, unless the bank, brokerage house or other holder of record has received contrary instructions from one or more of the stockholders. Beneficial owners who received a single copy of the Notice of Internet Availability of Proxy Materials, or Annual Report and Proxy Statement and wish to receive separate copies, now or in the future, may request them by calling (818) 575-4500 or writing c/o the Secretary of the Company at the Company's corporate offices, 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362. We will deliver a separate copy of the Notice of Internet Availability of Proxy Materials, or Annual Report and Proxy Statement promptly upon request. Beneficial owners sharing an address who are receiving multiple copies of the Notice of Internet Availability of Proxy Materials, or Annual Report and Proxy Statement and would prefer to receive a single copy in the future should contact their bank, brokerage house or other holder of record to request delivery of a single copy in the future.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR
ANNUAL MEETING IN 2011

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

        Stockholder proposals intended to be presented at the Annual Meeting of Stockholders to be held in 2012 must be received by the Company on or before November 26, 2011 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's Proxy Statement and form of proxy. Any stockholder proposals should be mailed to: Secretary, ValueClick, Inc., 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362.

Other Matters for Presentation at Next Year's Annual Meeting

        Under the Company's Amended and Restated Bylaws, notice of any matter that is not submitted for inclusion in the Company's Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2012, but that a stockholder instead wishes to present directly at the Annual Meeting of Stockholders, including director nominations and other items of business, must be delivered to the Secretary of the Company at 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362 not later than the close of business on February 2, 2012 and not earlier than the close of business on January 7, 2012. The notice must include the information specified in the Amended and Restated Bylaws. If the 2012 Annual Meeting of Stockholders is held more than 30 days before or 70 days after the anniversary of the 2011 Annual Meeting of Stockholders, the notice of any such nomination or other items of business must be delivered to the Secretary of the Company not earlier than the close of business on the 120th day prior to the 2012 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2012 Annual Meeting of Stockholders or (ii) the 10th day following public announcement of the date of the 2012 Annual Meeting of Stockholders. We will not entertain any nominations or other items of business at the Annual Meeting of Stockholders that do not meet the requirements set forth in the Amended and Restated Bylaws. If we do not receive notice of a matter by February 3, 2012, SEC rules permit the Company to vote proxies in its discretion when and if the matter is raised at the Annual Meeting of Stockholders.

        The Company's Amended and Restated Bylaws are publicly available as Exhibit 3.1 to the Company's current report on Form 8-K, filed with the SEC on December 8, 2010.

OTHER MATTERS

        The Board does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR PROXY TODAY. YOU CAN VOTE BY INTERNET, BY TELEPHONE OR BY MAIL USING THE INSTRUCTIONS INCLUDED ON THE NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

 APPENDIX A

VALUECLICK, INC.
2002 STOCK INCENTIVE PLAN
(as amended and restated)

ARTICLE ONE
GENERAL PROVISIONS

I.     PURPOSE OF THE PLAN

        The Plan is intended to promote the interests of the Corporation by providing eligible persons in the Corporation's service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

        Capitalized terms shall have the meanings assigned to such terms in the attached Appendix. Should any relevant date under the Plan fall on a date on which there is no trading on the Stock Exchange or Nasdaq Global Select Market (as applicable) on which the Common Stock is at that time traded, then the relevant date for purposes of the Plan shall be the immediately preceding trading date.

II.    STRUCTURE OF THE PLAN

        A.    The Plan shall be divided into two separate equity incentive programs:

          1.     the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

          2.     the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for past or future services rendered the Corporation (or any Parent or Subsidiary).

        B.    The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.  ADMINISTRATION OF THE PLAN

        A.    The Primary Committee shall have authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized by a disinterested majority of the Board or a majority of the full Board. The Primary Committee or a Secondary Committee may by resolution authorize one or more officers of the Corporation to perform any or all things that a Secondary Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as a Secondary Committee; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Primary Committee and/or a Secondary Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Corporation and/or to one or more agents.

        B.    Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

        C.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

        D.    Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

IV.    ELIGIBILITY

        A.    The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

          1.     Employees,

          2.     non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

          3.     consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

        B.    Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine (1) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the exercise price, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (2) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration (if any) for such shares.

        C.    The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.     STOCK SUBJECT TO THE PLAN

        A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 11,000,000 shares, plus any shares subject to outstanding options, as of the Plan Effective Date, under the Predecessor Plan that on or after the Plan Effective Date cease for any reason to be subject to such options (other than by reason of exercise of the options to the extent they are exercised for vested and nonforfeitable shares).

        B.    No one person participating in the Plan may receive Awards covering more than 1,000,000 shares of Common Stock in the aggregate in any one calendar year.

        C.    The aggregate number of shares issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award under this Plan. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and shares subject to Awards settled in cash shall not count as shares issued under this Plan. Without limiting the forgoing, shares subject to an Award under this Plan shall not count as shares issued under this Plan and shall be added back to the share pool and available for future issuance under this Plan if such shares are: (i) shares delivered or withheld to pay the exercise price of an option and/or shares that are not issued upon the net settlement or net exercise of an option or (ii) shares delivered to or withheld by the Corporation to pay the withholding taxes related an Award.

        D.    If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (1) the maximum number and/or class of securities issuable under the Plan, (2) the maximum number and/or class of securities for which any one person may be granted Awards in any one calendar year, and (3) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan (including the options transferred to this Plan from the Predecessor Plan). Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options and shall be made in a manner consistent with Section 409A of the Code. The adjustments determined by the Plan Administrator shall be final, binding and conclusive on all persons.

ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM

I.     OPTION TERMS

        Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

        A.    Exercise Price.

          1.     The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          2.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

            (i)    cash or check made payable to the Corporation,

            (ii)   shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

            (iii)  withholding of shares of Common Stock (valued at Fair Market Value on the Exercise Date) otherwise deliverable upon exercise of the option, or

            (iv)  to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

        B.    Exercise and Term of Options.    Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

        C.    Effect of Termination of Service.

          1.     The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

            (i)    Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

            (ii)   Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

            (iii)  Should the Optionee's Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

            (iv)  During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

          2.     The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

            (i)    extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

            (ii)   permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

        D.    Stockholder Rights.    The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

        E.    Repurchase Rights.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (1) the exercise price paid per share or (2) the Fair Market Value per share of Common Stock at the time of the repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

        F.    Limited Transferability of Options.    During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death. Non-Statutory Options shall be subject to the same restriction, except, to the extent permitted by the Plan Administrator, Non-Statutory Options may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to the Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

II.    INCENTIVE OPTIONS

        The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

        A.    Eligibility.    Incentive Options may only be granted to Employees.

        B.    Dollar Limitation.    The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000), with any excess options being treated as Non-Statutory Options. To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

        C.    10% Stockholder.    If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.  CHANGE IN CONTROL/HOSTILE TAKEOVER

        A.    In the event of a Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of that Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (1) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (2) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

        B.    All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (2) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

        C.    Immediately following the consummation of the Change in Control, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

        D.    Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (1) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (2) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (3) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year. To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

        E.    The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

        F.     The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those options do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

        G.    The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Takeover, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Takeover, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period following the effective date of such Hostile Takeover.

        H.    The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.    NO REPRICING WITHOUT STOCKHOLDER APPROVAL

        A.    Other than in connection with a change in the Corporation's capitalization (as described in Section III(D) of Article Two and Section V(D) of Article One), at any time when the exercise price of an option is above the Fair Market Value of a share of Common Stock, the Corporation shall not, without stockholder approval, reduce the exercise price of such option and shall not exchange such option for cash or a new Award with a lower (or no) exercise price.

ARTICLE THREE
STOCK ISSUANCE PROGRAM

I.     STOCK ISSUANCE TERMS

        Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each stock issuance under this program shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

        A.    Purchase Price.

          1.     The purchase price per share, if any, shall be fixed by the Plan Administrator.

          2.     Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

            (i)    cash or check made payable to the Corporation, or

            (ii)   past or future services rendered to the Corporation (or any Parent or Subsidiary).

        B.    Vesting Provisions.

          1.     Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

          2.     Any new, substituted or additional securities or other property (including money paid and regular cash dividends) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          3.     The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares; provided, however, that any cash dividends payable on unvested shares shall be subject to the same restrictions as such unvested shares.

          4.     Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

          5.     The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

          6.     Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

II.    CHANGE IN CONTROL/HOSTILE TAKEOVER

        A.    All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (2) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

        B.    The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event of any Change in Control transaction.

        C.    The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Hostile Takeover or upon the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period following the effective date of that Hostile Takeover.

ARTICLE FOUR
MISCELLANEOUS

I.     TAX WITHHOLDING

        A.    The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements. The Corporation shall also make appropriate arrangements to satisfy all applicable foreign tax withholding requirements which may be imposed in connection with the grant or exercise of options under the Plan or the issuance or vesting of shares of Common Stock under the Plan.

        B.    The Plan Administrator may, in its discretion, provide any or all Optionees or Participants under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such individuals may become subject in connection with the grant or exercise of their options or the issuance or vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

          1.    Stock Withholding:    The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of options or the issuance or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

          2.    Stock Delivery:    The election to deliver to the Corporation, at the time the option is granted or exercised or the shares are issued or vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

II.    SHARE ESCROW/LEGENDS

        Unvested shares of Common Stock may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Optionee's or the Participant's interest in such shares vests or may be issued directly to the Optionee or the Participant with restrictive legends on the certificates evidencing those unvested shares.

III.  EFFECTIVE DATE AND TERM OF THE PLAN

        A.    The Plan was originally effective on the Plan Effective Date. No options may be granted or stock issued under the Plan at any time before the Plan Effective Date. This amendment and restatement of the Plan shall become effective on the Restatement Effective Date.

        B.    The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date shall be transferred to the Plan at that time and shall be treated as outstanding options under the Plan. Each outstanding option so transferred shall continue to be governed by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred options with respect to their acquisition of shares of Common Stock.

        C.    One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control and Hostile Takeovers, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

        D.    The Plan shall terminate upon the earlier to occur of (1) the tenth anniversary of the Restatement Effective Date or (2) the termination of the Plan by action of the Board. Should the Plan terminate for any reason, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.    AMENDMENT OF THE PLAN

        A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

V.     USE OF PROCEEDS

        A.    Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.   REGULATORY APPROVALS

        A.    The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (1) upon the exercise of any granted option or (2) under the

Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

        B.    The Plan Administrator may provide that the shares issued upon exercise of an option or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Plan Administrator in its discretion may specify prior to the exercise of such option or the grant, vesting or settlement of such Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the applicable Optionee or Participant or other subsequent transfers of any shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the applicable Optionee or Participant and holders of other Corporation equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (iv) provisions requiring shares to be sold on the open market or to the Corporation in order to satisfy tax withholding or other obligations.

        C.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange (or the Nasdaq Global Select Market, if applicable) on which Common Stock is then listed for trading. To the extent the Corporation is unable to or the Plan Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any shares hereunder, the Corporation shall be relieved of any liability with respect to the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

VII. NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

VIII.  NON-EXCLUSIVITY OF PLAN

        Neither the adoption of this amendment and restatement Plan nor the submission of this amendment and restatement Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Corporation to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Section 162(m) of the Code, and such arrangements may be either generally applicable or applicable only in specific cases.

IX.   UNFUNDED PLAN

        The Plan is intended to be an unfunded plan. Optionees and Participants are and shall at all times be general creditors of the Corporation with respect to their Awards. If the Plan Administrator or the Corporation chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Corporation in the event of its bankruptcy or insolvency.

 APPENDIX

          The following definitions shall be in effect under the Plan:

            A.      Award shall mean an option granted under the Discretionary Option Grant Program or a right to acquire shares of Common Stock under the Stock Issuance Program.

            B.      Board shall mean the Corporation's Board of Directors.

            C.      Change in Control shall mean the consummation of any of the following transactions:

                (i)      a merger, consolidation or other reorganization of the Corporation approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction, or

                (ii)     the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

                (iii)    the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

            D.      Code shall mean the Internal Revenue Code of 1986, as amended.

            E.      Common Stock shall mean the Corporation's common stock.

            F.       Corporation shall mean ValueClick, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of ValueClick, Inc. which shall by appropriate action adopt the Plan.

            G.      Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

            H.      Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

            I.       Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

            J.       Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                (i)      If the Common Stock is at the time traded on the Nasdaq Global Select Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Global Select Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                (ii)     If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            K.      Hostile Takeover shall mean a change in ownership or control of the Corporation effected through a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time the Board approved such election or nomination.

            L.      Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

            M.     Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

                (i)      such individual's involuntary dismissal or discharge by the Corporation (or its Parent or Subsidiary) for reasons other than Misconduct, or

                (ii)     such individual's voluntary resignation following (A) a change in his or her position with the Corporation (or its Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or its Parent or Subsidiary) without the individual's consent.

            N.      Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

            O.      1934 Act shall mean the Securities Exchange Act of 1934, as amended.

            P.       Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

            Q.      Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

            R.      Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            S.       Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

            T.       Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

            U.      Plan shall mean the ValueClick, Inc. 2002 Stock Incentive Plan, as set forth in this document.

            V.       Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board, the Secondary Committee or a delegate thereof, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

            W.      Plan Effective Date shall mean the date the Plan becomes effective and shall be coincidental with the date the Plan is approved by the Corporation's stockholders. The Plan Effective Date shall accordingly be the date of the 2002 Annual Stockholders' Meeting, provided the stockholders approve the Plan at such meeting.

            X.      Predecessor Plan shall mean the ValueClick, Inc. 1999 Stock Option Plan.

            Y.      Primary Committee shall mean the committee comprised of one or more directors designated by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Unless otherwise determined by the Board, the Primary Committee shall be the Compensation Committee of the Board.

            Z.      Restatement Effective Date shall mean the date this amendment and restatement of the Plan becomes effective and shall be coincidental with the date this amendment and restatement of the Plan is approved by the Corporation's stockholders. The Restatement Effective Date shall accordingly be the date of the 2011 Annual Stockholders' Meeting, provided the stockholders approve the Plan at such meeting.

            AA.   Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

            BB.    Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

            CC.   Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

            DD.   Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

            EE.   Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

            FF.     Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

            GG.   Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            HH.  10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

            II.      Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of an option or shares of Common Stock under the Plan may become subject in connection with the grant or exercise of those options or the issuance or vesting of those shares.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000093971_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 James R. Zarley 02 David S. Buzby 03 Martin T. Hart 04 Jeffrey F. Rayport 05 James R. Peters 06 James A. Crouthamel VALUECLICK, INC. 30699 RUSSELL RANCH RD. SUITE 250 WESTLAKE VILLAGE, CA 91362 ATTN:Secretary VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To approve the amended and restated 2002 Stock Incentive Plan. 3 To approve, by non-binding vote, the company's executive compensation. The Board of Directors recommends you vote 3 YEARS on the following proposal: 3 years 2 years 1 year Abstain 4 To recommend, by non-binding vote, the frequency of future advisory votes on the company's executive compensation. NOTE: Other Business. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The board of directors at present knows of no other business to be presented by or on behalf of ValueClick or the board of directors at the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000093971_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . VALUECLICK, INC. Annual Meeting of Stockholders May 6, 2011 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints James R. Zarley and John Pitstick, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of ValueClick, Inc. to be held at the Company's headquarters located at 30699 Russell Ranch Road, Suite 250, Westlake Village, California 91362, on Friday, May 6, 2011 at 9:00 AM Pacific Time, and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on Friday, May 6, 2011
CORPORATE GOVERNANCE
Report of the Audit Committee of the Board of Directors
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Compensation Committee Report
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2010
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010
OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED DECEMBER 31, 2010
BENEFITS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 1 ELECTION OF DIRECTORS
Nominees
PROPOSAL 2 APPROVAL OF AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN
PROPOSAL 3 ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF HOLDING FUTURE SAY-ON-PAY VOTES
EXPENSES OF SOLICITATION
HOUSEHOLDING
SUBMISSION OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2011
OTHER MATTERS
APPENDIX A VALUECLICK, INC. 2002 STOCK INCENTIVE PLAN (as amended and restated) ARTICLE ONE GENERAL PROVISIONS
ARTICLE TWO DISCRETIONARY OPTION GRANT PROGRAM
ARTICLE THREE STOCK ISSUANCE PROGRAM
ARTICLE FOUR MISCELLANEOUS
APPENDIX